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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Core Management, Inc. Employee Stock Option Plan and Other Stock Options, of our report dated February 14, 1996 (except for Note 16, as to which the date is July 24, 1996), with respect to the consolidated financial statements and schedules of CORE, INC. included in the Registration Statement (Form S-1 No. 333-03639) and related prospectus of CORE, INC. for the registration of 50,104 shares of its common stock, filed with Securities and Exchange Commission.


                                                        Ernst & Young LLP

Boston, Massachusetts
November 26, 1996